Exhibit 21.1

REGISTRANT’S SUBSIDIARIES

Following is a list of the Registrant’s subsidiaries and the state of incorporation or other jurisdiction.

Name of Subsidiary	State of Incorporation or Other Jurisdiction
ABC Bancorp Capital Trust I	State of Delaware

American Banking Company	State of Georgia

Moultrie Holding Company, Inc.	State of Delaware

Moultrie Real Estate Holdings, Inc.	State of Delaware

Quitman Holding Company, Inc.	State of Delaware

Quitman Real Estate Holdings, Inc.	State of Delaware

Bank of Thomas County	State of Georgia

Thomas Holding Company, Inc.	State of Delaware

Thomas Real Estate Holdings, Inc.	State of Delaware

Citizens Holding Company, Inc.	State of Delaware

Citizens Real Estate Holdings, Inc.	State of Delaware

Cairo Banking Company	State of Georgia

Cairo Holding Company, Inc.	State of Delaware

Cairo Real Estate Holdings, Inc.	State of Delaware

Southland Real Estate Holdings, Inc.	State of Alabama

Cordele Holding Company, Inc.	State of Delaware

Cordele Real Estate Holdings, Inc.	State of Delaware

First National Holding Company, Inc.	State of Delaware

First National Real Estate Holdings, Inc.	State of Delaware

M&F Holding Company, Inc.	State of Delaware

M&F Real Estate Holdings, Inc.	State of Delaware

Tri-County Bank	State of Florida

Tri-County Holding Company, Inc.	State of Delaware

Tri-County Real Estate Holdings, Inc.	State of Delaware

Citizens Bancshares, Inc.	State of Florida

Citizens Bank – Wakulla	State of Florida

Each subsidiary conducts business under the name listed above, except that our banking subsidiaries conduct business under the trade name “Ameris.”